                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hollis-Eden Pharmaceuticals, Inc.
San Diego, California

  We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated January 21, 2000, relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP

New York, New York
December 1, 2000